                                                                    Exhibit 99.2

                           Form of Lock-up Agreement

                               LOCK-UP AGREEMENT

                                                               February 26, 2000

Prudential Securities Incorporated
SG Cowen Securities Corporation
Pacific Growth Equities, Inc.
As Representatives of the several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Re: Dendreon Corporation (the "Company")

Ladies and Gentlemen:

     The undersigned is owner of record or beneficial owner of certain shares of Common Stock of the Company (the "Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock (the "Other Securities"). The undersigned understands that the Company intends to file a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on or about March 7, 2000 in connection with the initial public offering of the Common Stock (the "Offering"). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.

     In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected, the undersigned will not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell,

Prudential Securities Incorporated
Page 2
February [*], 2000


offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or Other Securities owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Lock-Up Agreement, (ii) as a distribution to partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Agreement or (iii) with respect to dispositions, sales or purchases of Common Stock acquired on the open market, for a period of 180 days subsequent to the date of the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act"), promulgated by the Commission, or if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the Act.

     Further, the undersigned agrees that at any time prior to the effective date of the Registration Statement, the undersigned will not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or Other Securities owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired without first requiring any such offering or acquiring parties to execute and deliver to you an agreement of substantially the tenor hereof.

Prudential Securities Incorporated
Page 3
February [-], 2000


     - The undersigned hereby confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. In the event that the Registration Statement shall not be declared effective on or before July 31, 2000, this Lock-Up Agreement shall be of no further force or effect.


                                   Dated: February 29, 2000
                                         ----------------------------------

                                             VULCAN VENTURES INC.
                                   ----------------------------------------
                                            Printed Name of Holder

                                   By
                                     --------------------------------------
                                                 Signature

                                      William D. Savoy, Vice President
                                   ----------------------------------------
                                        Printed Name of Person Signing
                                   (and indicate capacity of person signing
                                    if signing as custodian, trustee, or on
                                             behalf of an entity)



The foregoing is accepted and agreed to
as of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED

By:
   ------------------------------------
   Name:
   Title: